EXHIBIT 10.16

                     SEVERANCE AGREEMENT AND MUTUAL RELEASE
                              OF CHARLES V. MIHAYLO



         This Severance Agreement and Mutual Release (this "Agreement") is made and entered into by and between CHARLES V. MIHAYLO (hereinafter referred to as "Employee") and MICROTEST, INC. (hereinafter referred to collectively with all of its subsidiaries (where appropriate) as the "Company").

         WHEREAS, the parties have mutually agreed that is in their respective best interests to bring their employment relationship to an amicable conclusion, effective immediately.

         NOW, THEREFORE, in consideration of the acts, payments, covenants and mutual agreements herein described and agreed to be performed, Employee and the Company agree as follows:

         1. TERMINATION OF EMPLOYMENT. Employee hereby resigns his positions as President and Chief Operating Officer of the Company and all subsidiaries, effective December 4, 1998.

         2. CONSULTING SERVICES. From time to time upon the reasonable request of the Chief Executive Officer, Employee agrees to render consulting services to the Company for the period from December 4, 1998 through July 31, 1999. However, the Employee shall not have to consult for more than 10 hours in any one month and consulting services shall be rendered at reasonable, mutually agreed upon times.

         3. PAYMENTS. The Company shall pay to Employee his current salary as a consulting fee through July 31, 1999, payable in bi-weekly installments. Employee shall be responsible for all income taxes, self-employment taxes and similar obligations with respect to any payments made hereunder, and shall defend, indemnify and hold harmless the Company and the affiliated persons enumerated in Paragraph 5 below against any tax liabilities, payments, interest and penalties and related attorneys' fees and costs that may arise therefrom.

         4. BENEFITS AND OPTIONS.

          a. Effective December 4, 1998, Employee shall be entitled to COBRA benefits to the extent provided by law. The Company shall pay for these benefits until he obtains coverage through a subsequent employer, or until December 31, 1999, whichever occurs first.

          b. The Company has granted to Employee unexercised options to acquire an aggregate of 60,000 shares of vested common stock. Options will stop vesting as of December 2, 1999 and all unvested options will terminate. The Company hereby agrees to extend the exercise period for vested shares through October 31, 1999.

         5. RELEASE AND COVENANT NOT TO SUE. Employee hereby forever releases, discharges, cancels, waives, and acquits for himself, his spouse and his heirs, executors, administrators and assigns, the Company and any and all of its affiliates, subsidiaries, corporate parents, agents, directors, officers, owners, employees, attorneys, successors and assigns, of and from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever, whether in law or equity, which Employee has, had or may hereafter have against them, or any of them arising out of, or by reason of, any cause, matter, or thing whatsoever existing as of the date of execution of this Agreement, WHETHER KNOWN TO THE PARTIES AT THE TIME OF EXECUTION OF THIS AGREEMENT OR NOT, other than for breach of this Agreement.

         This FULL WAIVER OF ALL CLAIMS includes, without limitation, attorney's fees, any claims, demands, or causes of action arising out of, or relating in any manner whatsoever to, the employment and/or termination of the employment of Employee by the Company, such as, BUT NOT LIMITED TO, any charge, claim, lawsuit or other proceeding arising under the Civil Rights Act of 1866, 1964, 1991, Title VII as amended by the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act (ADEA), the Labor Management Relations Act (LMRA), the Employee Retirement Income Security Act (ERISA), the Consolidated Omnibus Budget Reconciliation Act, the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Rehabilitation Act of 1973, the Arizona Civil Rights Act, the Family and Medical Leave Act of 1993, Worker's Compensation Claims, or any other federal, state, or local statute, or any contract, agreement, plan or policy. Employee further covenants and agrees not to institute, nor cause to be instituted, any legal proceeding, including filing any claim or complaint with any government agency alleging any violation of law or public policy or seeking worker's compensation, against the Company and/or any and all of its affiliates, subsidiaries, corporate parents, directors, agents, officers, owners, employees, successors and assignees premised upon any legal theory or claim whatsoever, including without limitation, contract, tort, wrongful discharge, personal injury, interference with contract, breach of contract, defamation, negligence, infliction of emotional distress, fraud, or deceit, except to enforce the terms of this Agreement.

         Employee acknowledges that the considerations afforded him under this Agreement, including the payments and considerations described in Paragraphs 3 and 4 above, are in full and complete satisfaction of any claims Employee may have, or may have had relating to the Company, including any arising out of his employment with the Company (or any subsidiary) or the termination thereof.

         Company hereby forever releases, discharges, cancels, waives, and acquits Employee of and from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever, whether in law or equity, which Company has had or may hereafter have against him from the date of this Agreement, WHETHER KNOWN OR UNKNOWN TO THE PARTIES AT THE TIME OF EXECUTION OF THIS AGREEMENT, other than for breach of this Agreement, and except for any action or omission as to which the Employee is not entitled to mandatory indemnification under ss.145 of the Delaware Corporate Code, or as to any matter set forth in ss.102(b)(7)(i) to
(iv) thereof (as if Employee were a director).

         6. TIME PERIOD OF CONSIDERING OR CANCELING THIS AGREEMENT. Employee acknowledges that he has been offered a period of time of at least twenty-one
(21) days to consider whether to sign this Agreement, which he hereby waives, and the Company agrees that Employee may cancel this Agreement at any time during the seven (7) days following the date on which this Agreement has been signed by all parties to this Agreement. In order to cancel or revoke this Agreement, Employee must deliver to the Company at 4747 North 22nd Street, Phoenix, Arizona 85016-4708, attention Richard Meise, written notice stating that Employee is canceling or revoking this Agreement. If this Agreement is timely canceled or revoked, none of the provisions of this Agreement shall be effective or enforceable and the Company shall not be obligated to make the payments to Employee or to provide Employee with the other benefits described in this Agreement.

         7. CONFIDENTIALITY. Employee and the Company agree to maintain in confidence the terms and existence of this Agreement and the discussions that led to its creation and execution, with the exception that the Company may disclose this Agreement and its terms to the extent required or appropriate under applicable securities exchange or other laws or regulations and that the Employee may disclose such matters to any attorney who is providing advice to Employee, to any accountant or federal or state tax agency for purposes of complying with any tax laws, or as otherwise required by law. Further, Employee acknowledges his continuing obligations to the Company under paragraphs 10, 11, 12, 13, 14, 16 and 23 of Employment Agreement dated June 9, 1997, which is incorporated herein by reference and shall apply to this agreement as if fully set forth herein, and acknowledges that he has returned to the Company and has not retained in his possession any confidential or proprietary information or any copy or embodiment thereof. These obligations, as well as any other duties imposed upon Employee by law or any separate confidentiality or similar agreement the Employee has entered into with the Company, shall survive the termination of Employee's employment. Employee shall be permitted to obtain employment that is not otherwise inconsistent with paragraph 10 of his Employment Agreement without losing any of the benefits of paragraphs 3 and 4 hereof. The Company acknowledges that Employee shall be permitted to use and/or work in the field of the service initiative which Employee presented to the Board of Directors in October 1998 and that such employment by Employee will not violate paragraph 10 of Employee's Employment Agreement or constitute use by Employee of the Company's proprietary information. Nothing contained herein preclude the Company from engaging in the same or similar business as the service initiative which Employee presented to the Board of Directors in October 1998 or from using information developed or compiled by Employee in connection therewith.

         8. RELIANCE. Employee warrants and represents that: (i) he has relied on his own judgment regarding the consideration for and language of this Agreement; (ii) he has been given a reasonable period of time to consider this Agreement, has been advised to consult with counsel of his own choosing before signing this Agreement, and has consulted with counsel or voluntarily elected not to consult with independent counsel; (iii) the Company has not in any way coerced or unduly influenced him to execute this Agreement; and (iv) this Agreement is written in a manner that is understandable to him and he has read and understood all paragraphs of this Agreement.

         9. NATURE OF THE AGREEMENT. This Agreement and all provisions thereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect. Except as provided in paragraph 7, above, this Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements and understandings between the parties, and there are no agreements of any nature whatsoever between the parties hereto except as expressly stated herein. This Agreement may not be modified or changed unless done so in writing, signed by both parties. In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of the Agreement shall continue to be in full force and effect. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to choice of law principles.

         10. NO ADMISSION OF LIABILITY. Nothing contained in this Agreement shall be construed in any manner as an admission by any party that they have violated any statue, law or regulation, or breached any contract or agreement.

         11. NO DISPARAGEMENT. The Company agrees to use reasonable efforts to ensure that the current officers and directors of the Company during the term of their employment do not, and Employee agrees that he will not, make disparaging or derogatory remarks, whether oral or written, about the other party or, in the case of Employee, the Company or its subsidiaries, affiliates, officers, directors, employees or agents.

         12. PRESS RELEASE. The parties acknowledge that the press release attached hereto as Exhibit A is mutually acceptable and will be issued promptly following the date hereof.

         13. REFERENCE. The parties acknowledge that the letter attached hereto as Exhibit B is mutually acceptable to both parties and may be utilized by Mr. Mihaylo for presentation to future employers.


CHARLES V. MIHAYLO                                   MICROTEST, INC.

                                                    /s/  Richard G. Meise
/s/  Charles V. Mihaylo                         By: /s/  Kent C. Mueller
-----------------------------                      -----------------------------

                                                Its:
-----------------------------                       ----------------------------

Dated:                                          Dated:
     ------------------------                         --------------------------